UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC 20549

                                FORM 8-K

                             CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  February 26, 2007


                   GENERAL EMPLOYMENT ENTERPRISES, INC.
           (Exact name of registrant as specified in its charter)

             Illinois                  1-05707           36-6097429
  (State or other jurisdiction of   (Commission       (I.R.S. Employer
  incorporation or organization)    File Number)   Identification Number)

     One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois      60181
         (Address of principal executive offices)              (Zip Code)

     Registrant's telephone number, including area code:  (630) 954-0400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


















Item 1.01, Entry into a Material Definitive Agreement.

On February 26, 2007, the shareholders of the Company approved the Amended and Restated General Employment Enterprises, Inc. 1997 Stock Option Plan ("Stock Option Plan"). Under the terms of the Stock Option Plan, each non-employee director of the Company received a grant of non-statutory stock options to purchase 15,000 shares of the Company's common stock. The non-employee directors receiving the awards were Dennis W. Baker, Sheldon Brottman, Andrew Dailey, Delain G. Danehey and Joseph Lizzadro. The option exercise price was established as the closing market price on February 26, 2007, which was $2.39 per share. The options are exercisable from February 26, 2009 through February 25, 2017.






                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   GENERAL EMPLOYMENT ENTERPRISES, INC.
                                              (Registrant)

Date:  February 27, 2007           By: /s/ Kent M. Yauch
                                   Kent M. Yauch
                                   Vice President, Chief Financial
                                   Officer and Treasurer